**EXHIBIT A**

**THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").**

**BIORESTORATIVE THERAPIES, INC.**

**FEBRUARY 6, 2019**

**CONVERTIBLE PROMISSORY NOTE**

**DUE AUGUST 6, 2019**

**BIORESTORATIVE THERAPIES, INC.**, a Delaware corporation (the "Company"), hereby promises to pay to **HARVEY P. ALSTODT AND MELODY ALSTODT** (the "Holder") at the offices of the Company, 40 Marcus Drive, Suite One, Melville, New York 11747, the principal sum of **FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000)** on August 6, 2019 (the "Maturity Date") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on said principal sum at the rate of fifteen percent (15%) per annum through the Maturity Date. Interest on the principal balance of this Promissory Note ("Note") from the date hereof shall be payable on the Maturity Date.

1. **Registered Owner**. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

2. **Conversion**.

2.1 **Conversion Right**.

2.1.1 Conversion Right. Subject to the terms hereof, during the period commencing on the date hereof and expiring at 5:00 P.M., New York City local time, on the day immediately preceding the Maturity Date (the "Conversion Period"), the Holder shall have the right to convert, in whole or in part, the then outstanding principal amount of this Note, together with accrued interest thereon, into (a) shares of Common Stock, par value $.001 per share, of the

Company ("Conversion Stock") at a conversion price of sixty cents ($0.60) per share of Conversion Stock, subject to adjustment pursuant to the provisions of Section 2.2 (the "Conversion Price") and (b) a warrant in the form attached hereto as Exhibit 1 (the "Warrant") to purchase such number of shares of Common Stock, par value $.001 per share, of the Company equal to the number of shares of Conversion Stock issued upon the conversion of principal hereunder.

2.1.2 Exercise of Conversion Right. The foregoing conversion privilege may be exercised during the Conversion Period by the delivery by the Holder to the Company by facsimile or other electronic transmission of an election to convert. Upon delivery by the Holder of its notice of election to convert, this Note shall be deemed cancelled and, subject to, and effective upon, the Holder's delivery of this Note to the Company for cancellation, the Holder shall be deemed to be the holder of record of the shares of Conversion Stock and the Warrant issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing the Conversion Stock and the Warrant shall not then be actually delivered to the Holder.

2.2 **Anti-Dilution Provisions**.

2.2.1 **Adjustments for Stock Dividends; Combinations, Etc**. In case the Company shall do any of the following (an "Event"):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company,

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise,

(iii) combine the outstanding Common Stock into a smaller number of shares pursuant to a reverse split or otherwise, or

(iv) reclassify its Common Stock,

then the Conversion Price in effect at the time of the record date for such dividend or other distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted to give effect to such Event. Each such adjustment of the Conversion Price shall be calculated to the nearest one-hundredth of a cent. Such adjustment shall be made successively whenever any Event listed above shall occur.

2.2.2 **Adjustment for Reorganization, Consolidation or Merger**. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the conversion of this Note) after the date hereof or in case after such date the Company (or any such other entity) shall consolidate with or merge with or into another entity, then, and in each such case, the Holder of this Note upon the conversion thereof as provided in Section 2.1 hereof at any time after the consummation of such reorganization, consolidation or merger, shall be entitled to receive, in lieu of the securities and property receivable upon the conversion of this Note prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if the conversion of this Note had occurred immediately prior thereto, all subject to further adjustment as provided in Section 2.2.1; in each such case, the terms of this Note shall be applicable to the securities or property receivable

upon the conversion of this Note after such consummation. The Company shall provide the Holder with at least ten (10) business days prior written notice of any reorganization, consolidation or merger described in this Section 2.2.2.

2.3 **Reservation of Shares**. During the period within which this Note may be converted, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon conversion of this Note, such number of its shares of Common Stock as shall be issuable upon the conversion of this Note (including such number of shares of Common Stock as shall be issuable upon exercise of the Warrant issuable upon conversion of this Note); and if at any time the number of shares of authorized Common Stock shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon conversion of this Note.

2.4 **Fractional Shares**. The Company shall not be required to issue certificates representing fractions of shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated.

2.5 **Rights of the Holder**. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

3. **Events of Default**. If (a) the Company shall fail to pay the outstanding principal balance of this Note, and accrued interest thereon, on the Maturity Date; (b) the Company shall make a general assignment for the benefit of creditors; (c) the Company shall be adjudicated a bankrupt or insolvent; (d) the Company shall file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (e) the Company shall take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (f) the Company shall apply for or consent to the appointment of a receiver, trustee or liquidator for all or substantially all of its assets; or (g) the Company shall have an involuntary case commenced against it under the Federal bankruptcy laws, which case is not dismissed or stayed within sixty (60) days (each an "Event of Default"), then, at any time thereafter and unless such Event of Default shall have been cured or shall have been waived in writing by the Holder, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

4. **Costs of Collection**. If an Event of Default shall occur, the Company shall pay, in addition to the unpaid principal amount of this Note, together with accrued interest thereon, default interest at a rate of twenty percent (20%) per annum effective upon the occurrence of the Event of Default (in lieu of the fifteen percent (15%) per annum provided for herein) and the costs and expenses incurred in effecting collection hereunder, including reasonable attorneys' fees.

5. **Investment Intent**. The Holder, by its acceptance hereof, hereby represents and warrants that this Note is being acquired for investment purposes only and without a view to the distribution thereof, and may be transferred only in compliance with the Act.

6. **Transfer to Comply with the Securities Act of 1933**. This Note may not be sold or otherwise disposed of except as follows: (a) to a person or entity to whom this Note may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto; or (b) to any person or entity upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

7. **Lost, Stolen or Destroyed Note**. In the event that the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides (a) a letter, in form satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Note as required by the terms hereof.

8. **Notices**. All notices required hereunder, except as provided for in Section 2, shall be given by first-class mail, postage prepaid, or overnight mail or courier and, if given by the Holder addressed to the Company at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Secretary, or such other address as the Company may designate in writing to the Holder; and if given by the Company, addressed to the Holder at the address of the Holder shown on the books of the Company.

9. **Applicable Law; Jurisdiction**. This Note is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. The Company and, by its acceptance of this Note, the Holder hereby irrevocably consent and submit to the exclusive jurisdiction of any federal or state court located within Nassau or Suffolk County, New York over any dispute arising out of or relating to this Note and each party hereby irrevocably agrees that all claims in respect of such dispute or any legal action related thereto shall be heard and determined in such courts. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it or he may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

10. **Interpretation**. The Company and, by its acceptance of this Note, the Holder acknowledge that they have been represented by counsel, or afforded the opportunity to be represented by counsel, in connection with this Note. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived by the Company and the Holder. The provisions of this Note shall be interpreted in a reasonable manner to give effect to the intent of the Company and the Holder.

11. **Miscellaneous**. This Note evidences the entire obligation of the Company with respect to the payment of the principal amount hereof and the other matters provided for herein. No provision of this Note may be modified except by an instrument in writing signed by the Company and the Holder. Payment of the outstanding principal amount of this Note, together with accrued interest thereon, shall be made to the registered Holder of this Note on or after the Maturity Date contemporaneous with and upon presentation of this Note for payment. No interest shall be

due on this Note for such period of time that may elapse between the Maturity Date and its presentation for payment.

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**IN WITNESS WHEREOF**, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

**BIORESTORATIVE THERAPIES, INC.**

By:______________________________
Mark Weinreb
Chief Executive Officer

**BIORESTORATIVE THERAPIES, INC.**

**NOTE ASSIGNMENT FORM**

**FOR VALUE RECEIVED**, the undersigned ____________________________ (please print or typewrite name of assignor) hereby sells, assigns and transfers unto ___________

________________________________________________________________________

(please print or typewrite name, address and social security or taxpayer identification number, if any, of assignee) the within Promissory Note of BioRestorative Therapies, Inc., dated February 6, 2019, in the original principal amount of $_______ and hereby authorizes the Company to transfer this Note on its books.

**TO BE COMPLETED BY INDIVIDUAL HOLDER, JOINT TENANTS, TENANTS IN COMMON OR AS HOLDERS OF COMMUNITY PROPERTY**

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Name(s) of Holder(s) [Please Print]

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Signature of Holder

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Signature of Holder, if jointly held

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Date

**TO BE COMPLETED BY CORPORATE, PARTNERSHIP, LIMITED LIABILITY COMPANY OR TRUST HOLDER**

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Name of Holder [Please Print]

By:_____________________________

Authorized Signatory

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Name and Title of Authorized Signatory [Please Print]

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Date

**Signature(s) Guaranteed**: